EXHIBIT 99.1

WestRock Reports Strong Fiscal 2018 Second Quarter Results

Earnings Per Share Increased More Than 50%

ATLANTA, April 27, 2018 (GLOBE NEWSWIRE) -- WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal second quarter ended March 31, 2018.

Second Quarter 2018 Highlights

  Earned $0.86 per diluted share and $0.83 of adjusted earnings per diluted share compared to $0.40 per diluted share and $0.54 of adjusted earnings per diluted share in the prior year quarter, up 115% and 54%, respectively.
  Segment EBITDA increased $122 million, or 22%, compared to the prior year quarter.
  Corrugated Packaging Segment EBITDA increased 39% compared to the prior year quarter. The segment delivered a Segment EBITDA margin of 18.9% and a North American Adjusted Segment EBITDA margin of 20.5%, up 410 and 460 basis points, respectively, compared to the prior year quarter.
  Pulp & Paper Week published North American price increases across all of WestRock’s major grades, including containerboard, SBS, CNK, CRB and URB.
  Achieved $64 million in year-over-year productivity and a run rate of $975 million of synergy and performance improvements since the creation of WestRock.
  The effective tax rate was 7.7%, including an income tax benefit of $31.5 million, or $0.12 per diluted share. This benefit was due to a refinement of the estimated impact on deferred tax balances related to the corporate tax rate reduction under the Tax Cuts and Jobs Act (as defined below). This benefit has been excluded from adjusted earnings per diluted share, and the adjusted tax rate on adjusted earnings per diluted share was 21.3%.
  Acquired substantially all of the assets of Plymouth Packaging, Inc. (“Plymouth”), including its “Box on Demand” systems that enhance our platform and drive differentiation and innovation. The systems produce packaging that is accurately sized for any product type according to customers’ specifications.
  Initiated integration planning for the planned acquisition of KapStone Paper and Packaging Corporation (“KapStone”), which is expected to close by the end of the September quarter or during the December quarter, subject to customary closing conditions.

“The WestRock team performed well and delivered a strong second quarter. With our acquisition of Plymouth and the agreement to acquire KapStone, we are further strengthening our capabilities and solutions offerings for our customers,” said Steve Voorhees, WestRock’s chief executive officer. “Paper and packaging markets remain attractive and, with the momentum that we have across our businesses, we expect to exceed our previously announced financial goals for fiscal 2018. As a result, we have raised our guidance for annual sales and EBITDA.”

Consolidated Financial Results

WestRock’s performance for the three months ended March 31, 2018 and March 31, 2017 (in millions):

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017	Change

Net sales	$4,017.0	$3,656.3	$360.7

Segment income	$368.2	$295.8	$72.4
Non-allocated expenses	(16.1)	(12.6)	(3.5)
Depreciation	233.4	207.5	25.9
Amortization	84.3	56.4	27.9
Less: Deferred financing costs	(1.4)	(1.1)	(0.3)
Segment EBITDA	$668.4	$546.0	$122.4
Inventory step-up, net of LIFO	0.4	0.5	(0.1)
Adjusted Segment EBITDA	$668.8	$546.5	$122.3

The $361 million increase in net sales compared to the prior year quarter was primarily attributable to $179 million of increased Corrugated Packaging segment sales driven by higher selling price/mix and $250 million of increased Consumer Packaging segment sales, primarily due to the contribution from the Multi Packaging Solutions acquisition. Those increases were partially offset by the absence of net sales from WestRock’s former Home Health & Beauty business (“HH&B”) due to the sale of HH&B in April 2017. In addition, Land and Development segment sales were $73 million lower than the prior year quarter due to the timing of real estate sales.

The $72 million increase in segment income was primarily due to $93 million of increased Corrugated Packaging segment income, which was partially offset by $20 million of decreased Consumer Packaging segment income, including the absence of $24 million of income due to sale of HH&B. Adjusted Segment EBITDA increased 22% compared to the prior year quarter.

Additional information about the changes in segment sales and income is included in the discussions below.

Restructuring and Other Items

Restructuring and other items during the second quarter of fiscal 2018 included the following pre-tax costs:

  $21 million of restructuring costs primarily associated with the consolidation of operations
  $6 million of acquisition costs, primarily related to the Plymouth acquisition and the planned KapStone acquisition
  $5 million of integration costs

Cash Provided By Operating, Financing and Investing Activities

Net cash provided by operating activities was $372 million in the second quarter of fiscal 2018 compared to $300 million in the prior year quarter, as higher cash earnings exceeded an increased use of working capital and lower real estate sales. Total debt was $6.7 billion at March 31, 2018. Consistent with WestRock’s disciplined capital allocation strategy, during the second quarter WestRock invested $213 million in capital expenditures, deployed $189 million to strategic acquisitions and paid $110 million in dividends to its stockholders.

Segment Results

Corrugated Packaging Segment

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017	Change

Segment sales	$2,244.3	$2,065.0	$179.3

Segment income	$252.8	$159.5	$93.3
Depreciation	142.7	123.5	19.2
Amortization	28.9	21.8	7.1
Segment EBITDA	$424.4	$304.8	$119.6
Inventory step-up, net of LIFO	0.4	0.5	(0.1)
Adjusted Segment EBITDA	$424.8	$305.3	$119.5

 Operating Highlights for the Three Months Ended March 31, 2018 compared to March 31, 2017:

  The Corrugated Packaging segment delivered a Segment EBITDA margin of 18.9% and a North American Adjusted EBITDA margin of 20.5%, up 410 and 460 basis points, respectively.
  Segment sales increased $179 million primarily due to an estimated $177 million of favorable corrugated selling price/mix and $24 million of higher corrugated volumes that were partially offset by lower recycling sales of $20 million.
  Segment income increased $93 million, or 58%, as favorable corrugated selling price/mix and productivity were partially offset by cost inflation and other items, including weather.
  North America box shipments increased 6.8% on a per day basis, including the impact of acquisitions.

Consumer Packaging Segment

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017	Change

Segment sales	$1,804.4	$1,554.6	$249.8

Segment income	$99.3	$118.8	$(19.5)
Depreciation	88.9	82.0	6.9
Amortization	54.5	34.3	20.2
Segment EBITDA	$242.7	$235.1	$7.6

 Operating Highlights for the Three Months Ended March 31, 2018 compared to March 31, 2017:

  Segment sales increased $250 million primarily due to a $423 million increase from the impact of acquisitions that was partially offset by a $146 million decrease related to the sale of HH&B and $38 million of lower volume.
  Segment income decreased $20 million due to lower volume, higher inflation, the absence of $24 million of income from HH&B (including lower depreciation due to the business being held for sale) due to its sale in April 2017 and the impact of weather, all of which were partially offset by income from acquisitions, productivity, favorable price/mix and an acquisition reserve adjustment.
  Shipments of paperboard and converted products increased 6.1%, driven by the impact of acquisitions.

Land and Development Segment

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017	Change

Segment sales	$26.7	$100.0	$(73.3)

Segment income	$16.1	$17.5	$(1.4)
Depreciation	0.1	0.2	(0.1)
Segment EBITDA	$16.2	$17.7	$(1.5)

WestRock’s monetization strategy is proceeding as previously disclosed. We have excluded the results of the Land and Development segment from adjusted earnings per diluted share.

Conference Call

WestRock will host a conference call to discuss its results of operations for the second quarter of fiscal 2018 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on April 27, 2018. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 2446969. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 45,000 team members support customers around the world from more than 300 operating and business locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements (i) concerning our estimates of the impact of the comprehensive tax legislation enacted by the U.S. government on December 22, 2017 (the “Tax Cuts and Jobs Act”), which estimates may continue to be refined by us in future periods, (ii) concerning our expectations that the planned acquisition of KapStone will close by the end of the September quarter or during the December quarter, subject to customary closing conditions and (iii) that paper and packaging markets remain attractive and, with the momentum that we have across our businesses; we expect to exceed our previously announced financial goals for fiscal 2018. With respect to these statements, WestRock has made assumptions regarding, among other things, economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: WestRock’s and KapStone’s ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of KapStone stockholder approval; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; our ability to complete, and risks and uncertainties associated with, the proposed acquisition of KapStone; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2017. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Net sales	$4,017.0	$3,656.3	$7,911.0	$7,103.5
Cost of goods sold	3,220.4	2,980.9	6,332.0	5,836.8
Selling, general and administrative, excluding intangible amortization	381.2	349.1	747.4	685.4
Selling, general and administrative intangible amortization	75.2	49.6	147.7	102.2
Multiemployer pension withdrawal	-	-	180.0	-
Pension lump sum settlement	-	28.7	-	28.7
Land and Development impairment	-	42.7	27.6	42.7
Restructuring and other costs	31.7	18.3	48.0	99.3
Operating profit	308.5	187.0	428.3	308.4
Interest expense, net	(78.3)	(52.9)	(143.1)	(107.0)
Gain (loss) on extinguishment of debt	0.1	(0.1)	(0.9)	(0.1)
Other income, net	1.1	1.3	3.6	2.4
Equity in income of unconsolidated entities	11.9	6.5	15.7	20.2
Income before income taxes	243.3	141.8	303.6	223.9
Income tax (expense) benefit	(18.8)	(43.6)	1,054.4	(47.2)
Consolidated net income	224.5	98.2	1,358.0	176.7
Less: Net (income) loss attributable to noncontrolling interests	(1.3)	4.9	0.3	7.3
Net income attributable to common stockholders	$223.2	$103.1	$1,358.3	$184.0

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$223.2	$103.1	$1,358.3	$184.0
Less: Distributed and undistributed income available to participating securities	-	-	(0.2)	-
Distributed and undistributed income available to common stockholders	$223.2	$103.1	$1,358.1	$184.0

Diluted weighted average shares outstanding	260.3	254.6	259.7	254.9

Diluted earnings per share	$0.86	$0.40	$5.23	$0.72

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net sales:

Corrugated Packaging	$2,244.3	$2,065.0	$4,422.9	$4,008.6
Consumer Packaging	1,804.4	1,554.6	3,567.7	3,065.5
Land and Development	26.7	100.0	38.1	154.0
Intersegment Eliminations	(58.4)	(63.3)	(117.7)	(124.6)
Total net sales	$4,017.0	$3,656.3	$7,911.0	$7,103.5

Income before income taxes:

Corrugated Packaging	$252.8	$159.5	$516.9	$301.0
Consumer Packaging	99.3	118.8	191.7	206.4
Land and Development	16.1	17.5	15.4	19.2
Total segment income	368.2	295.8	724.0	526.6

Multiemployer pension withdrawal	-	-	(180.0)	-
Pension lump sum settlement	-	(28.7)	-	(28.7)
Land and Development impairment	-	(42.7)	(27.6)	(42.7)
Restructuring and other costs	(31.7)	(18.3)	(48.0)	(99.3)
Non-allocated expenses	(16.1)	(12.6)	(24.4)	(27.3)
Interest expense, net	(78.3)	(52.9)	(143.1)	(107.0)
Gain (loss) on extinguishment of debt	0.1	(0.1)	(0.9)	(0.1)
Other income, net	1.1	1.3	3.6	2.4
Income before income taxes	$243.3	$141.8	$303.6	$223.9

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Consolidated net income	$224.5	$98.2	$1,358.0	$176.7

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	317.7	263.9	625.4	539.1
Cost of real estate sold	19.5	73.3	27.1	124.6
Deferred income tax expense (benefit)	11.9	(36.7)	(1,222.7)	(55.5)
(Gain) loss on extinguishment of debt	(0.1)	0.1	0.9	0.1
Share-based compensation expense	19.3	17.4	33.9	34.5
Loss (gain) on disposal of plant and equipment and other, net	2.5	(8.1)	4.0	(8.5)
Equity in income of unconsolidated entities	(11.9)	(6.5)	(15.7)	(20.2)
Pension and other postretirement funding (more) less than expense (income)	(25.9)	7.0	(49.8)	(10.0)
Multiemployer pension withdrawal	-	-	180.0	-
Gain on sale or deconsolidation of subsidiaries	1.8	1.7	1.5	1.7
Cash surrender value increase in excess of premium paid	(5.6)	(12.1)	(17.1)	(18.4)
Impairment adjustments	4.0	6.9	10.4	45.0
Distributed earnings from equity investments	12.0	4.1	12.1	12.7
Other non-cash items	9.8	(8.3)	(0.2)	(21.7)
Land and Development impairment	-	42.7	27.6	42.7
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(129.4)	(144.6)	(47.5)	(90.8)
Inventories	(9.0)	(5.4)	(83.0)	(50.7)
Other assets	(58.6)	(36.8)	(49.4)	(52.8)
Accounts payable	22.1	52.2	(67.3)	218.7
Income taxes	(24.1)	13.2	94.1	10.3
Accrued liabilities and other	(8.9)	(22.5)	(87.2)	(60.4)
Net cash provided by operating activities	371.6	299.7	735.1	817.1

Investing activities:

Capital expenditures	(212.6)	(189.2)	(426.7)	(365.3)
Cash paid for purchase of businesses, net of cash acquired	(188.6)	(35.2)	(185.2)	(31.7)
Corporate-owned life insurance premium paid	(1.1)	(0.1)	(1.1)	(0.8)
Investment in unconsolidated entities	(0.3)	-	(111.0)	(1.4)
Cash related to sale or deconsolidation of subsidiary	(1.7)	-	(1.7)	-
Return of capital from unconsolidated entities	6.9	3.1	7.5	12.6
Proceeds from sale of property, plant and equipment	3.6	24.9	15.7	29.6
Net cash used for investing activities	(393.8)	(196.5)	(702.5)	(357.0)

Financing activities:

Proceeds from issuance of notes	1,197.3	-	1,197.3	-
Additions to revolving credit facilities	6.7	62.2	94.3	65.6
Additions to debt	377.9	0.6	853.2	1.2
Repayments of debt	(959.8)	(170.4)	(2,010.4)	(175.9)
Changes in commercial paper, net	(491.4)	-	63.3	-
Other financing (repayments) additions, net	(11.0)	18.4	(24.5)	7.8
Debt issuance costs	(24.0)	-	(24.0)	-
Issuances of common stock, net of related minimum tax withholdings	6.0	(2.0)	17.4	7.2
Purchases of common stock	-	(25.0)	-	(93.0)
Excess tax benefits from share-based compensation	-	0.8	-	1.5
Repayments from unconsolidated entity	(1.6)	(1.9)	(0.9)	(0.9)
Cash dividends paid to shareholders	(109.8)	(100.7)	(219.4)	(201.1)
Cash distributions paid to noncontrolling interests	(7.1)	(1.1)	(8.6)	(22.1)
Net cash used for financing activities	(16.8)	(219.1)	(62.3)	(409.7)

Effect of exchange rate changes on cash and cash equivalents	(0.9)	7.9	(1.9)	(6.0)
(Decrease) Increase in cash and cash equivalents	(39.9)	(108.0)	(31.6)	44.4

Cash and cash equivalents at beginning of period	306.4	493.3	298.1	340.9
Cash and cash equivalents at end of period	$266.5	$385.3	$266.5	$385.3

Supplemental disclosure of cash flow information
Cash paid during the period for:
Income taxes, net of refunds	$28.0	$67.1	$69.8	$90.6
Interest, net of amounts capitalized	$107.9	$95.0	$135.1	$115.5

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	March 31,	September 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$266.5	$298.1
Restricted cash	5.9	5.9
Accounts receivable (net of allowances of $48.9 and $45.8)	1,950.2	1,886.8
Inventories	1,888.2	1,797.3
Other current assets	311.4	329.2
Assets held for sale	154.5	173.6
Total current assets	4,576.7	4,490.9

Property, plant and equipment, net	9,056.8	9,118.3
Goodwill	5,583.0	5,528.3
Intangibles, net	3,311.7	3,329.3
Restricted assets held by special purpose entities	1,284.3	1,287.4
Prepaid pension asset	407.5	368.0
Other assets	1,219.7	966.8
Total Assets	$25,439.7	$25,089.0

Liabilities and Equity
Current liabilities:
Current portion of debt	$1,113.5	$608.7
Accounts payable	1,442.9	1,492.1
Accrued compensation and benefits	333.2	416.7
Other current liabilities	455.9	492.3
Total current liabilities	3,345.5	3,009.8

Long-term debt due after one year	5,613.0	5,946.1
Pension liabilities, net of current portion	261.2	279.4
Postretirement medical liabilities, net of current portion	150.8	153.4
Non-recourse liabilities held by special purpose entities	1,157.9	1,161.9
Deferred income taxes	2,305.8	3,410.2
Other long-term liabilities	1,018.5	737.4
Redeemable noncontrolling interests	4.8	4.7

Total stockholders' equity	11,547.9	10,342.5
Noncontrolling interests	34.3	43.6
Total Equity	11,582.2	10,386.1
Total Liabilities and Equity	$25,439.7	$25,089.0

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA

WestRock uses “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA”.

Adjusted Segment EBITDA Margins

WestRock uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income for the quarter ended March 31, 2018 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment / Net Sales	$2,244.3	$1,804.4	$26.7	$(58.4)	$4,017.0
Less: Trade Sales	(83.2)	-	-	-	(83.2)
Adjusted Segment Sales	$2,161.1	$1,804.4	$26.7	$(58.4)	$3,933.8

Segment income	$252.8	$99.3	$16.1	$-	$368.2
Non-allocated expenses	-	-	-	(16.1)	(16.1)
Depreciation & Amortization	171.6	143.4	0.1	2.6	317.7
Less: Deferred Financing costs	-	-	-	(1.4)	(1.4)
Segment EBITDA	$424.4	$242.7	$16.2	$(14.9)	$668.4
Plus: Inventory step-up	0.4	-	-	-	0.4
Adjusted Segment EBITDA	$424.8	$242.7	$16.2	$(14.9)	$668.8

Segment EBITDA Margins	18.9%	13.5%
Adj. Segment EBITDA Margins	19.7%	13.5%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Sales	$1,996.3	$112.8	$135.2	$2,244.3
Less: Trade Sales	(83.2)	-	-	(83.2)
Adjusted Segment Sales	$1,913.1	$112.8	$135.2	$2,161.1

Segment Income	$239.5	$13.1	$0.2	$252.8
Depreciation & Amortization	152.0	17.1	2.5	171.6
Segment EBITDA	$391.5	$30.2	$2.7	$424.4
Plus: Inventory step-up	0.4	-	-	0.4
Adjusted Segment EBITDA	$391.9	$30.2	$2.7	$424.8

Segment EBITDA Margins	19.6%	26.8%		18.9%
Adj. Segment EBITDA Margins	20.5%	26.8%		19.7%

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income for the quarter ended March 31, 2017 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment / Net Sales	$2,065.0	$1,554.6	$100.0	$(63.3)	$3,656.3
Less: Trade Sales	(72.0)	-	-	-	(72.0)
Adjusted Segment Sales	$1,993.0	$1,554.6	$100.0	$(63.3)	$3,584.3

Segment Income	$159.5	$118.8	$17.5	$-	$295.8
Non-allocated expenses	-	-	-	(12.6)	(12.6)
Depreciation & Amortization	145.3	116.3	0.2	2.1	263.9
Less: Deferred Financing costs	-	-	-	(1.1)	(1.1)
Segment EBITDA	$304.8	$235.1	$17.7	$(11.6)	$546.0
Plus: Inventory step-up	0.5	-	-	-	0.5
Adjusted Segment EBITDA	$305.3	$235.1	$17.7	$(11.6)	$546.5

Segment EBITDA Margins	14.8%	15.1%
Adj. Segment EBITDA Margins	15.3%	15.1%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Sales	$1,807.3	$104.7	$153.0	$2,065.0
Less: Trade Sales	(72.0)	-	-	(72.0)
Adjusted Segment Sales	$1,735.3	$104.7	$153.0	$1,993.0

Segment income	$146.7	$5.8	$7.0	$159.5
Depreciation & Amortization	128.2	14.5	2.6	145.3
Segment EBITDA	$274.9	$20.3	$9.6	$304.8
Plus: Inventory step-up	0.5	-	-	0.5
Adjusted Segment EBITDA	$275.4	$20.3	$9.6	$305.3

Segment EBITDA Margins	15.2%	19.4%		14.8%
Adj. Segment EBITDA Margins	15.9%	19.4%		15.3%

Adjusted Operating Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Operating Cash Flow”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” to Net cash provided by operating activities for the three months ended March 31, 2018 (in millions).

Net cash provided by operating activities	$371.6
Plus: Cash Restructuring and other costs, net of income tax benefit of $2.7	7.9
Adjusted Operating Cash Flow	$379.5

Adjusted Net Income and Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions).

	Three Months Ended March 31, 2018

	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$243.3	$(18.8)	$224.5
Impact of Tax Cuts and Jobs Act	-	(31.5)	(31.5)
Restructuring and other items	31.7	(8.2)	23.5
Inventory stepped-up in purchase accounting, net of LIFO	0.4	(0.1)	0.3
Land and Development operating results including impairment	(16.6)	4.3	(12.3)
Losses at closed plants and transition costs	4.1	(1.0)	3.1
Accelerated depreciation on major capital projects	7.3	(2.1)	5.2
Gain on extinguishment of debt	(0.1)	-	(0.1)
Consumer Packaging segment acquisition reserve adjustment	(10.0)	2.6	(7.4)
Acquisition bridge and other financing fees	10.1	(2.6)	7.5
Other	5.5	(1.2)	4.3
Adjusted Results	$275.7	$(58.6)	$217.1
Noncontrolling interests			(1.3)
Adjusted Net Income			$215.8

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

	Three Months Ended March 31, 2017

	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$141.8	$(43.6)	$98.2
HH&B – impact of held for sale accounting	(10.1)	2.3	(7.8)
Restructuring and other items	18.3	(9.8)	8.5
Pension lump sum settlement	28.7	(11.0)	17.7
Inventory stepped-up in purchase accounting, net of LIFO	0.5	(0.2)	0.3
Land and Development operating results including impairment	18.1	(7.2)	10.9
Losses at closed plants and transition costs	2.8	(0.9)	1.9
Gain on sale or deconsolidation of subsidiaries	1.7	(0.6)	1.1
Other	2.3	(0.7)	1.6
Adjusted Results	$204.1	$(71.7)	$132.4
Noncontrolling interests			4.9
Adjusted Net Income			$137.3

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation Earnings per diluted share to Adjusted earnings per diluted share.

	Three Months	Three Months
	Ended	Ended
	March 31, 2018	March 31, 2017

Earnings per diluted share	$0.86	$0.40

Impact of Tax Cuts and Jobs Act	(0.12)	-
Restructuring and other items	0.09	0.03
Land and Development operating results including impairment	(0.05)	0.05
Losses at closed plants and transition costs	0.01	0.01
Accelerated depreciation on major capital projects	0.02	-
Consumer Packaging segment acquisition reserve adjustment	(0.03)	-
Acquisition bridge and other financing fees	0.03	-
Pension lump sum settlement	-	0.07
HH&B – impact of sale accounting	-	(0.03)
Other	0.02	0.01
Adjusted earnings per diluted share	$0.83	$0.54

Adjusted Tax Rate

WestRock uses the non-GAAP financial measure “Adjusted Tax Rate”. Management believes this non-GAAP financial measure is useful because it adjusts our GAAP effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. “Adjusted Tax Rate” is calculated as “Adjusted Tax Expense” divided by “Adjusted Pre-Tax Income”. WestRock believes that the most directly comparable GAAP measures to Adjusted Pre-Tax Income and Adjusted Tax Expense are “Income before income taxes” and “Income tax (expense) benefit”, respectively. Set forth in the tables above is a reconciliation of “Adjusted Tax Expense” to “Income tax (expense) benefit” for the three months ended March 31, 2018 and March 31, 2017. The results of which, are included in the table below to compute the “Adjusted Tax Rate” (in millions).

	Three Months Ended
	March 31, 2018	March 31, 2017

Adusted pre-tax income	$275.7	$204.1
Adjusted tax expense	(58.6)	(71.7)
	$217.1	$132.4

Adjusted Tax Rate	21.3%	35.1%

CONTACT:

Investors:                                                                                 Media:
James Armstrong, 470-328-6327                                            John Pensec, 470-328-6397
Vice President, Investor Relations                                            Director, Corporate Communications
james.armstrong@westrock.com                                             mediainquiries@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com